Exhibit 4




                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
               AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                                  ANICOM, INC.


         Anicom, Inc. (the "COMPANY" or "ISSUER"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly held, adopted resolutions providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of Twenty-Seven Thousand (27,000) shares of Series A Convertible Preferred Stock, of the Company, as follows:

                  RESOLVED, that the Company is authorized to issue 27,000 shares of Series A Convertible Preferred Stock, $.01 par value (the "SERIES A PREFERRED SHARES"), which shall have the following powers, designations, preferences and other special rights:

                  Dividends and Liquidation Preference.

                           Generally. The holders of the Series A Preferred Shares shall be entitled to receive on each share issued and outstanding, out of assets legally available for such purpose, cumulative preferential dividends which shall accrue and compound annually, commencing to accrue on the date of issuance of such Series A Preferred Share and receipt by the Company of all the full purchase price due therefor (the "ISSUANCE DATE") at the rate of:

                           (i) 5% per annum during the first five (5) years commencing on the Issuance Date; and

                           (ii) 15% per annum during the years commencing on the fifth anniversary of the Issuance Date,

         of the Liquidation Preference (as defined below); such dividends shall be cumulative, and accrue daily, whether or not earned, declared, or legally available for payment, from and after the Issuance Date up to and including the date the Series A Preferred Shares shall no longer be outstanding. Accrued dividends shall be payable, quarterly, in arrears, in cash or in shares of the Company's common stock, par value $.001 per share (the "COMMON STOCK") at the Company's option, valued at the then applicable Average Trading Price (as defined below) ending on the day prior to the date of issuance of such shares; provided that such shares have been registered under the Securities Act of 1933, as amended, and listed for trading on the principal securities exchange or trading market where the Company's Common Stock is then listed or traded (the "DIVIDEND SHARES"). The liquidation preference of the Series A Preferred Shares shall be $1,000.00 per share plus any accrued and unpaid dividends (the "LIQUIDATION PREFERENCE").







                           Special Dividend Adjustment. Notwithstanding Section 1(a)(i) above, the dividend payable by the Company shall be subject to adjustment pursuant to Section 8.3(a) of that certain Series A Convertible Preferred Stock Purchase Agreement dated May 21, 1997 by and among the Company and certain investors set forth therein.

                           Voting Rights. On matters subject to voting by holders of the Common Stock, holders of Series A Preferred Shares shall vote together with the holders of Common Stock, on an as converted basis at the then applicable Conversion Ratio (as defined below) (as if such shares of Series A Preferred Shares had been fully converted immediately prior to the date on which a date of record is taken for such vote, or, if no record is taken, the date as of which the record holders of the Common Stock entitled to vote are to be determined) as one class. The Series A Preferred Shares will not be entitled to any voting rights as a separate class other than with respect to any proposed amendments to the terms and conditions of the Series A Preferred Shares that would be adverse to the holders of the Series A Preferred Shares.

                           Redemption. At any time after the fifth (5th) anniversary of the Issuance Date, Issuer, at its option, may redeem all, but not less than all, of the then outstanding Series A Preferred Shares for an amount (the "REDEMPTION PRICE") equal to the Liquidation Preference as of the effective date of such redemption by giving notice (a "REDEMPTION NOTICE") to each holder of Series A Preferred Shares and the Company's transfer agent not less than thirty (30) days nor more than sixty (60) days prior to the date on which such shares are to be redeemed. Such Notice of Redemption at the Company's election shall indicate (A) the date that such redemption is to become effective, (B) the applicable Redemption Price, (C) where and how payment of the Redemption Price will be made, and (D) the then current Conversion Price. The Redemption Price may be paid, at Issuer's option, either in cash or shares of Common Stock valued at ninety percent (90%) of the Average Trading Price (defined below) as of the effective date of such redemption; provided, that (i) such shares have been registered under the Securities Act of 1933, as amended and listed for trading on the principal securities exchange or trading market where the Company's Common Stock is then listed or traded, and (ii) prior to giving such a Redemption Notice, if Issuer elects to redeem with Common Stock, Issuer will first obtain stockholder approval of the issuance to the extent then required by the rules and regulations of the NASD or of such other national exchange upon which Issuer's Common Stock is then traded. Notice of redemption having been given as aforesaid, dividends on the Series A Preferred Shares shall cease to accrue as of the effective date of such redemption unless the Issuer defaults in the payment of the Redemption Price.

                  Conversion  of  Series  A  Preferred  Shares.   The  Series  A
         Preferred Shares shall be convertible into shares of Common Stock on the following terms and conditions:

                           Conversion by Holder. Upon written notice to the Company by the holder thereof, each Series A Preferred Share shall be convertible at any time into a number of fully paid and nonassessable shares (calculated to the nearest whole share) of Common Stock to be determined by dividing the Liquidation Preference by the then current Conversion Price (the "CONVERSION RATIO").

                           Mandatory Conversion. The outstanding Series A Preferred Shares will be deemed to have been converted into shares of Common Stock at the Conversion Ratio automatically without further action required of the Issuer or holders thereof, upon the following terms and conditions:

                                    (i)     If,  at any time  during  the  first
                                            twelve  (12)  months  following  the
                                            Issuance Date,  the Average  Trading
                                            Price  of  the  Common  Stock  is at
                                            least 130% of the Conversion  Price,
                                            then  33-_% of the then  outstanding
                                            Series  A   Preferred   Shares  will
                                            convert  into  Common  Stock,   such
                                            conversion to be








                                            allocated among the holders thereof,
                                            on a pro rata basis based upon their
                                            respective holdings.

                                    (ii)    If,  at any time  during  the  first
                                            twenty-four  (24)  months  following
                                            the  Issuance   Date,   the  Average
                                            Trading Price of the Common Stock is
                                            equal to or exceeds  the  percentage
                                            of the  Conversion  Price  set forth
                                            below,    then   the   corresponding
                                            percentage  of the then  outstanding
                                            Series  A   Preferred   Shares  will
                                            convert  into  Common  Stock,   such
                                            conversion to be allocated among the
                                            holders thereof, on a pro rata basis
                                            based    upon    their    respective
                                            holdings:


    Average Trading Price as a Percentage of              Percentage of Series A Preferred Shares to be
                Conversion Price                                            Converted
--------------------------------------------------       ------------------------------------------------
                      160%                                                    66_%
                      190%                                                    100%


                                    (iii)   If,  at any time  after  the  second
                                            anniversary  of the  Issuance  Date,
                                            the  Average  Trading  Price  of the
                                            Common  Stock is equal to or exceeds
                                            the  percentage  of  the  Conversion
                                            Price  set  forth   below  for  each
                                            corresponding   year  following  the
                                            Issuance Date, then 100% of the then
                                            outstanding   Series   A   Preferred
                                            Shares  will   convert  into  Common
                                            Stock:


                    Year                              Average Trading Price as a Percentage of Conversion
                                                                             Price
---------------------------------------------       ---------------------------------------------------------
                     3                                                        140%
                     4                                                        150%
                     5                                                        175%


         Notwithstanding the foregoing, no mandatory conversion shall occur unless and until the shares of Common Stock to be issued have been registered under the Securities Act of 1933, as amended, and listed for trading on the principal securities exchange or trading market where the Company's Common Stock is then listed or traded. Immediately upon the occurrence of a mandatory conversion, the Company will notify all holders of Series A Preferred Shares of the mandatory conversion.

                           Certain Definitions.

                                    "CONVERSION  PRICE" means eight  dollars and
         sixty-two and one-half cents ($8.625); provided that, if the Average Trading Price as of the second anniversary of the Issuance Date is less than eight dollars and sixty-two and one-half cents ($8.625), then the Conversion Price shall thereafter be adjusted downward but never upward to equal the greater of the Average Trading Price or six dollars ($6.00), subject to the terms and conditions of Section 4(d).

                                    "AVERAGE TRADING PRICE" means, as of a given
         date, an amount equal to the arithmetic average of the last closing sale price of the Common Stock on the Nasdaq National Market (the







         "NASDAQ-NM") for the ten (10) day period ending one day prior to the date of determination as reported by Bloomberg Financial Markets ("BLOOMBERG"), or, if the Nasdaq-NM is not the principal trading market for such security, the last closing sale price of such security on the principal securities exchange or trading market where such security is listed or traded for the ten (10) day period ending one day prior to the date of determination as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security for the ten (10) day period ending one day prior to the date of determination as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices for the ten (10) day period ending one day prior to the date of determination of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc.

                           Adjustment to Conversion Price. In order to prevent dilution of the conversion rights granted to holders of Series A Preferred Shares hereunder, the Conversion Price will be subject to adjustment from time to time pursuant to this Section 4(d).

                           Adjustment for Dilutive Events. If and whenever on or after the original date of issuance of the Series A Preferred Shares the Company issues or sells, or in accordance with Section 4(d)(ii) below is deemed to have issued or sold, in one transaction or a series of related transactions, any shares of Common Stock for consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale (a "DILUTIVE EVENT"), then forthwith upon the occurrence of any such Dilutive Event the Conversion Price will be reduced so that the Conversion Price in effect immediately following the Dilutive Event will equal the quotient derived by dividing (i) the sum of (x) the product derived by multiplying the Conversion Price in effect immediately prior to such Dilutive Event times 27,000,000, plus (y) the product of (A) the Price Per Share in the Dilutive Event, times (B) three times the consideration received by the Company in such Dilutive Event, by (ii) the sum of (x) 27,000,000, plus (y) three times the consideration received by the Company in the Dilutive Event; provided that the Conversion Price will not be reduced pursuant to this sentence if the foregoing calculation results in a Conversion Price in excess of $8.15 (the "THRESHOLD PRICE"). Notwithstanding the foregoing, the issuance by the Company of any equity securities to management, directors or employees of the Company pursuant to plans and options to purchase equity securities issued in accordance with such plans approved by the Board and in effect as of the date of the first issuance of the Series A Preferred Shares shall not constitute a Dilutive Event.

                           Common Stock Deemed Outstanding. For purposes of determining the adjusted Conversion Price pursuant to Section 4(d)(i) above the following events shall be deemed to be an issuance and sale of Common Stock by the Company:

                           Issuance of Rights or Options. If (i) the Company in any manner grants any rights or options to subscribe for or to purchase shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (such rights or options referred to herein as "OPTIONS" and such convertible or exchangeable stock or securities referred to herein as "CONVERTIBLE SECURITIES") and
         (ii) the Price Per Share of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then (x) the total maximum amount of such Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum number of Convertible Securities issuable upon the exercise of such Options will be deemed to be Common Stock issued and sold by the Company, and (y) the consideration received pursuant to the Dilutive Event will equal the Price Per Share times the number of shares of Common Stock so deemed issued and sold by the Company. For purposes of this Section 4(d)(ii)(A), the "PRICE PER SHARE" will be determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                                            Issuance of Convertible  Securities.
         If (i) the  Company  in any  manner  issues  or sells  any  Convertible
         Securities and (ii) the Price Per Share of shares of Common Stock issuable upon such conversion or exchange is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then (x) the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities will be deemed to be Common Stock issued and sold by the Company, and (y) the consideration received pursuant to the Dilutive Event will equal the Price Per Share times the number of shares of Common Stock so deemed issued and sold by the Company. For the purposes of this Section 4(d)(ii)(B), the "Price Per Share" will be determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments to the Conversion Price had been or are to be made pursuant to Section 4(d)(ii)(A) above, no further adjustment of the Conversion Price will be made by reason of such issue or sale.

                                            Change in Option Price or Conversion
         Rate. If at any time there is a change in (i) the purchase price provided for in any Options, (ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, then the Conversion Price in effect at the time of such change will be readjusted to the Conversion Price which would have been in effect had those Options or Convertible Securities still outstanding at the time of such change provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time such Options or Convertible Securities were initially granted, issued or sold.

                                            Calculation     of     Consideration
         Received. If any shares of Common Stock, Option or Convertible Security are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor or the Price Per Share, as the case may be, will be deemed to be the net amount received or to be received, respectively, by the Company therefor. In case any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company or the non-cash portion of the Price Per Share, as the case may be, will be the fair value of such consideration received or to be received, respectively, by the Company; except where such consideration consists of securities, in which case the amount of consideration received or to be received, respectively, by the Company will be the Average Trading Price thereof as of the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities will be determined jointly by the Company and the holders of a majority of the outstanding Series A Preferred Shares. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration will be determined by an independent appraiser jointly selected by the Company and the holders of a majority of the outstanding Series A Preferred Shares.

                                            Integrated Transactions. In case any
         Option is issued in connection with the issuance or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option will be deemed to have been issued for a consideration of $.01.

                                            Record Date.  If the Company takes a
         record of the holders of Common Stock for the purpose of entitling them
         (i) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (ii) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                                            Adjustment of Conversion  Price upon
         Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price, the Threshold Price and the amounts set forth in Section 4(c)(i) in effect immediately prior to such subdivision will be proportionately reduced, and if the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price, the Threshold Price and the amounts set forth in Section 4(c)(i) in effect immediately prior to such combination will be proportionately increased.

                                            Reorganization,    Reclassification,
         Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person (as defined below) or other transaction which is effected in such a way that holders of
         Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "ORGANIC CHANGE." Prior to the consummation of any Organic Change, the Company will make appropriate provision to ensure that (I) each of the holders of the Series A Preferred Shares will thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred Shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred Shares had such Organic Change not taken place and (II) each of the holders of Series A Preferred Shares will continue to have the same rights and preferences, in any surviving entity, as those which apply to the Series A Preferred Shares pursuant to this Certificate. In any such case, the Company will make appropriate provision with respect to such holders' rights and interests to ensure that the provisions of this Section 4(d) will thereafter be applicable to the Series A Preferred Shares. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument, the obligation to deliver to each holder of Series A Preferred Shares such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. "Person" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.






                                    Notices.

                                            Immediately  upon any  adjustment of
         the Conversion Price, the Company will give written notice thereof to each holder of Series A Preferred Shares, setting forth in reasonable detail and certifying the calculation of such adjustment.

                                            The Company will give written notice
         to each holder of Series A Preferred Shares at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation; provided that in no event shall such notice be provided to such holder prior to such information being made known to the public.

                                            The Company  will also give  written
         notice to each holder of Series A Preferred Shares at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place.

                                            The  Company   shall  give   written
         notice to the holders of the Series A Preferred Shares promptly after the occurrence of the automatic conversion of the Series A Preferred Shares into Common Stock as set forth in Section 4(b) hereof.

                           Mechanics of Conversion. Subject to and in compliance with all federal and state securities laws, the conversion of Series A Preferred Shares pursuant to this Section 4 will be deemed to have been effected (and the holder thereof will be deemed to be the registered holder of the Conversion Shares), automatically if conversion is pursuant to Section 4(b), or, if converted at the option of the holder of Series A Preferred Shares pursuant to Section 4(a), by and on the date of surrender of certificates representing the Series A Preferred Shares being converted to the Company at its principal place of business, together with the Notice of Conversion attached hereto as
         Exhibit I. As soon as practicable, but in no event later than five (5) business days after such conversion, the Company shall cause the transfer agent to deliver to the registered holder thereof (a) a certificate representing the shares of Common Stock to which the holder is entitled as a result of such conversion, and (b) a new certificate for Series A Preferred Shares for the unconverted shares of Series A Preferred Shares, if any, represented by the surrendered certificate. The Company shall at all times reserve for issuance a sufficient number of shares of Common Stock to be issued as Conversion Shares, and upon issuance thereof, the Conversion Shares shall be fully paid and nonassessable.

                           Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Series A Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                  Change of Control. If at any time there is a Change of Control (as defined below) of the Company, the Company shall, immediately following the occurrence of any such event, send a notice to each holder offering to repurchase the Series A Preferred Shares (or at each holder's option, any portion thereof) for an amount equal to the Liquidation Preference on the date of such repurchase. If any holder desires to accept such offer in whole or in part, such holder must advise the Company of such acceptance within thirty (30) days of the date of receiving such notice. The Company shall then repurchase the Series A Preferred Shares or portion thereof so tendered for repurchase by such holder by paying the purchase price to the holder (or any person or persons designated by such holder in such acceptance notice), in immediately available funds, within ten (10) business days of the Company's receipt of such holder's acceptance notice. If a holder tenders only a portion of such holder's Series A Preferred Shares, the holder shall deliver such certificate of Series A Preferred Shares to the Company and the Company then shall issue to the holder a new certificate of Series A Preferred Shares, representing the portion of the Series A Preferred Shares not repurchased by the Company. For purposes of this Section, "CHANGE OF CONTROL" means any event or series of events by which (i) any person or group (as defined in Rule 13d-1 of the





         Exchange Act) obtains a majority (by voting or otherwise) of the securities of the Company ordinarily having the right to vote in the election of directors; (ii) during any two year period commencing at any time on or after the Closing Date, individuals who at the beginning of such period constituting the Board of Directors cease for any reason to constitute a majority of the Board of Directors; (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company; (iv) the merger or consolidation of the Company with or into another corporation or the merger of another corporation into the Company with the effect that immediately after such transaction any beneficial owner shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors; or (v) the adoption of a plan leading to the liquidation or dissolution of the Company. Notwithstanding the foregoing, the Company shall not be obligated to repurchase the Series A Preferred Shares pursuant to the terms of this
         Section 5 if such repurchase in the opinion of the Company's then current auditors, would jeopardize the "pooling" accounting treatment of the transaction giving rise to such Change of Control.

                  Taxes. The Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon the conversion of the Series A Preferred Shares as herein provided. The Company shall not be required in any event to pay any transfer or other taxes by reason of the issuance of such Common Stock in names other than those in which the Series A Preferred Shares surrendered for conversion are registered on the Company's records, and no such conversion or issuance of Common Stock shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company and its transfer agent, if any, that such tax has been paid.

                  Liquidation,  Dissolution,  Winding-Up.  In the  event  of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "PREFERRED FUNDS"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Series A Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Series A Preferred Share equal to the Liquidation Preference; provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Series A Preferred Shares, then each holder of Series A Preferred Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a percentage of the full amount of Preferred Funds payable to all holders of Series A Preferred Shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No holder of Series A Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein.

                  Repurchases of Series A Preferred Stock by the Issuer. Neither the Issuer nor any of its subsidiaries shall repurchase any outstanding shares of Series A Preferred Stock unless the Issuer on the same terms either (i) offers to purchase all of the then outstanding shares of Series A Preferred Stock or (ii) offers to purchase shares of Series A Preferred Stock from the holders in proportion to the respective number of shares of Series A Preferred Stock held by each holder. In any such repurchase by the Issuer or any of its subsidiaries, if all shares of Series A Preferred Stock are not being repurchased, then the number of shares of Series A Preferred Stock to be repurchased shall be allocated among all shares of Series A Preferred Stock held by holders which accept the Issuer's repurchase offer so that the shares of Series A Preferred Stock are repurchased from such holders in proportion to the respective number of shares of Series A Preferred Stock held by each such holder which accepts the Issuer's offer (or in such other proportion as agreed by all such holders who accept the Issuer's offer).

                  Shares to be Retired.  Any share of Series A  Preferred  Stock
         converted,   redeemed,   repurchased  or  otherwise   acquired  by  the
         Corporation shall be retired and canceled and may not be reissued.

                  No Fractional Shares. In connection with any conversion, liquidation, redemption, or otherwise, the Company shall only issue Common Stock in denominations equal to the nearest, lower whole number; fractional shares due holders will be allocated their cash value and paid by the Company to the holder by check.

                  Preferred Rank. All shares of Common Stock and all additional shares of preferred stock of the Company shall be of junior rank to all Series A Preferred Shares in respect to the preferences as to dividends and distributions and payments upon the liquidation, dissolution and winding up of the Company and the rights of the shares of Common Stock and of any shares of preferred stock, other than the Series A Preferred Stock shall be subject to the preferences and relative rights of the Series A Preferred Shares.

                  Vote to Change the Terms of Series A Preferred Shares. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the holders of not less than two-thirds (2/3) of the then outstanding Series A Preferred Shares (excluding any Series A Preferred Shares held by the Company or affiliates of the Company) shall be required for the Company to amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series A Preferred Shares.

                  Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any preferred stock certificates representing the Series A Preferred Shares, and (in the case of loss, theft or destruction) of any indemnification undertaking by the holder to the Company that is reasonably satisfactory to the Company, and upon surrender and cancellation of the preferred stock certificate(s), if mutilated, the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date. However, the Company shall not be obligated to re-issue such lost or stolen preferred stock certificates if holder contemporaneously requests the Company to convert such Series A Preferred Shares into Common Stock.





         IN WITNESS WHEREOF, the Company has caused this certificate to be signed by __________________________________, its ___________________________ as
of the _____ day of May 1997.


                                     ANICOM, INC.


                                     By:____________________________

                                     Title:_________________________





                                    EXHIBIT I

                                  ANICOM, INC.
                              NOTICE OF CONVERSION


Reference is made to the Certificate of Designations, Preferences and Rights of Convertible Preferred Stock, Series A, of Anicom, Inc. (the "DESIGNATION"). In accordance with and pursuant to the Designation, the undersigned hereby elects to convert the number of shares of Convertible Preferred Stock, Series A, par value $.001 (the "SERIES A PREFERRED"), of Anicom, Inc., a Delaware corporation (the "COMPANY"), indicated below into shares of Common Stock, par value $.001 (the "COMMON STOCK"), of the Company, by tendering the stock certificate(s) representing the share(s) of Series A Preferred specified below as of the date specified below:

         Date of Conversion                    _________________________________
         Number of shares of Series A
         Preferred to be converted:            _________________________________
         Stock certificates no(s). of Series A
         Preferred to be converted:            _________________________________

Please confirm the following information:

         Conversion Price:                     _________________________________
         Number of shares of Common Stock
         to be issued:                         _________________________________

Please issue the Common Stock into which the Series A Preferred shares are being converted in the following name and to the following address:

         Issue to:
                                               _________________________________

                                               _________________________________

                                               _________________________________

                                               _________________________________





         Phone No. of converting holder:       _________________________________

         Duly executed:                     By _________________________________

         Name & Title:                         _________________________________

         Dated:                                _________________________________